                          FARM BUREAU LIFE INSURANCE COMPANY


                                     CAREER AGENT

                         LIFE, DISABILITY INCOME, AND ANNUITY
                              PRODUCTION CREDIT SCHEDULE


     PLAN                                              PRODUCTION CREDIT *
     ----                                              -------------------
LIFE
Universal Life (minimum initial premium)               $1 prem. = $1 credit
Universal Life increases (minimum initial premium)     $1 prem. = $1 credit
Universal Life increases (no payments)                 $1 prem. = $1 credit
Universal Life (premium received in                    $1 prem. = $.04 credit
Excess of minimum initial premium)

Last Survivor Universal Life (minimum
 initial premium)                                      $1 prem. = $1 credit
Last Survivor Universal Life increases (minimum
 initial premium                                       $1 prem. = $1 credit
Last Survivor Universal Life increases (no payments)   $1 prem. = $1 credit
Last Survivor Universal Life (premium received in      $1 prem. = $.04 credit
Excess of minimum initial premium)

Variable Universal Life                                $1 prem. = $1 credit
(minimum initial premium)
Variable Universal Life increases                      $1 prem. = $1 credit
(minimum initial premium)
Variable Universal Life increases                      $1 prem. = $1 credit
(no payments)
Variable Universal Life                                $1 prem. = $.04 credit
(premium received in excess of minimum
 initial premium)

Traditional Life                                       $1 prem. = $1 credit
Traditional Last Survivor Life                         $1 prem. = $1 credit
15-Pay Traditional Life                                $1 prem. = $1 credit
3-Year Term                                            $1 prem. = $1 credit
Custom Term II                                         $1 prem. = $1 credit
Executive Term                                         $1 prem. = $1 credit

Supplemental coverages                                 Same as base policy

DISABILITY INCOME
Flexible Disability Income                             $1 prem. = $1 credit
Fixed Disability Income                                $1 prem. = $1 credit
Business Overhead Expense                              $1 prem. = $1 credit

ANNUITY
Single Premium Deferred Annuity                        $1 prem. = $.04 credit
Single Premium Immediate Annuity                       $1 prem. = $.04 credit
Flexible Premium Deferred Annuity                      $1 prem. = $.04 credit
Flexible Premium Deferred Variable Annuity             $1 prem. = $.04 credit
Annuitization of Commissionable In Force
 Annuity or Life Policy                                $1 prem. = $.04 credit


*PRODUCTION CREDIT APPLICABLE TO FIRST-YEAR PREMIUM, ONLY.


The effective date of this schedule is as noted below.
955-015 (8-97)

                         FARM BUREAU LIFE INSURANCE COMPANY

                                    CAREER AGENT
                        LIFE, DISABILITY INCOME, AND ANNUITY
                                COMMISSION SCHEDULE


                                    ACCOUNTS PERSONALLY PRODUCED                      ACCOUNTS NOT PERSONALLY PRODUCED



                                                                                      BASE        ONE        TWO          THREE
                                                                           SERVICE    SERVICE     PRODUCTION PRODUCTION   PRODUCTION
       PLAN                                                   NEW          FEE        FEE         STANDARDS  STANDARDS    STANDARDS
       ----                                                   ---          ---        ---         ---------  ---------    ---------
LIFE
----
*  Universal Life (minimum initial premium)                   50%          5%         3.50%       4.00%      4.50%        5.00%
*  Universal Life increases (minimum initial premium)         50%          5%         3.50%       4.00%      4.50%        5.00%
    Universal Life increases (no payments)                    30%
    Universal Life (premium received in excess of              4%          4%         2.80%       3.20%      3.60%        4.00%
     Minimum initial premium)
*  Last Survivor Universal Life (minimum initial premium)      5%          5%         3.50%       4.00%      4.50%        5.00%
*  Last Survivor Universal Life increases
    (min. initial prem.)                                      50%          5%         3.50%       4.00%      4.50%        5.00%
    Last Survivor Universal Life increases (no payments)      50%          5%         3.50%       4.00%      4.50%        5.00%
    Last Survivor Universal Life (premium received in excess   4%          4%         2.80%       3.20%      3.60%        4.00%
    Minimum initial premium)
*  Variable Universal Life (minimum initial premium)           5%          5%         3.50%       4.00%      4.50%        5.00%
*  Variable Universal Life increases (min initial prem)        5%          5%         3.50%       4.00%      4.50%        5.00%
    Variable Universal Life increases (no payments)           30%
    Variable Universal Life                                    4%          4%         2.80%       3.20%      3.60%        4.00%
    (premium received in excess of minimum initial premium)
*  Traditional Life                                           50%          5%         3.50%       4.00%      4.50%        5.00%
*  Traditional Last Survivor Life                             50%          5%         3.50%       4.00%      4.50%        5.00%
*  15-Pay Traditional Life                                    50%          5%         3.50%       4.00%      4.50%        5.00%
    3-Year Term                                               30%          5%         3.50%       4.00%      4.50%        5.00%
    Custom Term II                                            30%          5%         3.50%       4.00%      4.50%        5.00%
    Executive Term                                            30%          5%         3.50%       4.00%      4.50%        5.00%
    Supplemental coverage                                     Same as as base policy  Same as as base policy

   * Graded commission schedule - ages 71-80, Last Survivor products use joint equal age

         AGE                       COMMISSION RATE
        -----                      ---------------
    Through Age 70                 see above
       71-75                       40%
       76-80                       30%


DISABILITY INCOME
Flexible Disability Income                                    50%          5%         3.50%       4.00%      4.50%        5.00%
Fixed Disability Income                                       50%          5%         3.50%       4.00%      4.50%        5.00%
Business Overhead Expense                                     50%          5%         3.50%       4.00%      4.50%        5.00%


ANNUITY
Single Premium Deferred Annuity, Single Premium Immediate Annuity and Flexible Premium Deferred Annuity - Policy Years 1-10


                  ISSUE AGE
                  ---------
                  0-75                                        4%           4%         2.80%       3.20%      3.60%        4.00%
                  76-80                                       3%           3%         2.10%       2.40%      2.70%        3.00%
                  81-85                                       2%           2%         1.40%       1.60%      1.80%        2.00%
                  86+                                         0%           0%         0.00%       0.00%      0.00%        0.00%

1% COMMISSION WILL BE PAID ON FLEXIBLE PREMIUM DEFERRED ANNUITIES IN FORCE OVER TEN YEARS, THROUGH INSURING AGE 85. SERVICE FEES DO NOT APPLY TO SINGLE PREMIUM DEFERRED ANNUITIES AND SINGLE PREMIUM IMMEDIATE ANNUITIES.

Flexible Premium Deferred Variable Annuity - Policy Years 1-6


                  ISSUE AGE
                  ---------
                  0-75                                        4%           4%         2.80%       3.20%      3.60%        4.00%
                  76-80                                       3%           3%         2.10%       2.40%      2.70%        3.00%
                  81-85                                       2%           2%         1.40%       1.60%      1.80%        2.00%
                  86+                                         0%           0%         0.00%       0.00%      0.00%        0.00%

1% COMMISSION WILL BE PAID ON FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITIES IN FORCE OVER SIX YEARS, THROUGH INSURING AGE 85

Annuitization of Annuity or Life Policy in force for a minimum of two years. Fixed period certain minimum 5 years. (Interest only option does not qualify)


                  ISSUE AGE
                  ---------
                  0-75                                         4%          4%         2.80%       3.20%      3.60%        4.00%
                  76-80                                        3%          3%         2.10%       2.40%      2.70%        3.00%
                  81-85                                        2%          2%         1.40%       1.60%      1.80%        2.00%
                  86+                                          0%          0%         0.00%       0.00%      0.00%        0.00%

Standards are defined as one life standard, one property standard, and one casualty standard.

Service fees on products not listed on this schedule will be subject to production standards.

The effective date of this schedule is as noted below.

Ia,Mn,Sd,Ut (8-97)
955-015

                          FARM BUREAU LIFE INSURANCE COMPANY

                                    CAREER AGENT
                   LIFE PRODUCTION AND PERSISTENCY BONUS SCHEDULE


A Production/Persistency Bonus equal to a percentage of new business commissions payable to the Career Agent for the previous month will be paid each month to a Career Agent meeting the following requirements:

     1. Net Annualized Production Credit for the previous twelve (12) months meets or exceeds the minimum Net Annualized Production Credit listed in Table 1 below.

     2. Persistency of business produced during the previous thirty-six (36) months meets or exceeds the minimum Three-Year Persistency Average listed in Table II below.

(Net Annualized Production credit and a Three-Year Persistency Average shall be calculated each month for each agent based on Company records and pursuant to the Company's rules and regulations. For purposes of this Bonus new business commissions shall include all new business commissions listed on the Career Agent's Life, Disability Income, and Annuity Commission Schedule, with the exception of commissions on Flexible Premium Deferred Annuities, Flexible Premium Deferred Variable Annuities, and excess premium on Universal Life and Flexible Premium Variable Life.) The amount of the bonus, if any, shall be calculated as follows:

     1. Based on the Career Agent's Net Annualized Production Credit, determine the Career Agent's Productivity Factor from Table I below.

     2. Based on the Career Agent's Three-Year Persistency Average, determine the Career Agent's Persistency Factor from Table II below.

     3. Multiply the Career Agent's Productivity Factor by the Career Agent's Persistency Factor to obtain the Bonus Rate.

     4. Multiply the new business commissions payable to Career Agent for the previous month by the Bonus Rate to obtain the Production/Persistency Bonus payable.


               TABLE I                                          TABLE II


                                         THREE-YEAR                                  THREE-YEAR
* NET ANNUALIZED           PRODUCTIVITY  PERSISTENCY            PERSISTENCY          PERSISTENCY         PERSISTENCY
PRODUCTION CREDIT          FACTOR        AVERAGE                FACTOR               AVERAGE             FACTOR
-----------------          ------        -------                ------               -------             ------
    0 - $11,999            .00         60% or less                0.00                 80%                0.90
$12,000-$14,999            .20                 61%                 .01                 81%                0.92
$15,000-$17,999            .25                 62%                 .03                 82%                0.94
$18,000-$20,999            .30                 63%                 .05                 83%                0.96
$21,000-$23,999            .35                 64%                 .08                 84%                0.98
$24,000-$27,999            .40                 65%                 .11                 85%                1.00
$28,000-$31,999            .45                 66%                 .15                 86%                1.05
$32,000-$35,999            .50                 67%                 .19                 87%                1.10
$36,000-$39,999            .55                 68%                 .23                 88%                1.15
$40,000-$43,999            .60                 69%                 .27                 89%                1.20
$44,000-$47,999            .65                 70%                 .32                 90%                1.25
$48,000-$53,999            .70                 71%                 .37                 91%                1.30
$54,000-$59,999            .75                 72%                 .42                 92%                1.35
$60,000-or more            .80                 73%                 .47                 93%                1.40
                                               74%                 .53                 94%                1.45
                                               75%                 .58                 95%                1.50
                                               76%                 .64                 96%                1.50
                                               77%                 .71                 97%                1.50
                                               78%                 .77                 98%                1.50
                                               79%                 .83                 99%                1.50
                                                                                      100%                1.50

*  For the purpose of this calculation, annuity production credit is excluded.

955-010 FBL (1/96)

                         FARM BUREAU LIFE INSURANCE COMPANY

                            DEVELOPMENTAL BONUS SCHEDULE

                         SUPPLEMENT TO CAREER AGENT CONTRACT

During your first twenty-four months as a Career Agent of Farm Bureau Life Insurance Company you may earn a Developmental Bonus according to the following:

                         DEVELOPMENTAL BONUS PAYMENT CRITERIA

PROGRAM MONTH 1
Submit 4 Life/DI applications and receive $1,000 Developmental Bonus.

PROGRAM MONTH 2
Submit 4 Life/DI applications or issue 4 Life/DI policies and receive $900 Developmental Bonus. Satisfy both validation criteria and earn an additional $100 Developmental Bonus.

PROGRAM MONTH 3
Submit 4 Life/DI applications or issue 4 Life/DI policies and receive $800 Developmental Bonus. Satisfy both validation criteria and earn an additional $200 Developmental Bonus.

PROGRAM MONTHS 4-12
To earn a Developmental Bonus for Program Months 4-12, you must first satisfy the Validation Criteria which are a part of the schedule for Program Months 4-12 shown below. The Validation Criteria on the schedule represents the minimum CUMULATIVE net annualized Life & Dl production credit beginning with Program Month #1. To calculate the monthly Developmental Bonus for Program Months 4-12, multiply your rolling-3 net annualized Life & Dl production credit by the Bonus Percentage of the corresponding Program Month. The monthly Developmental Bonus cannot exceed the amount shown in the maximum Developmental Bonus column.

Rolling-3 Net Annualized Production Credit is the total net Life & Disability income production credit for the previous three-month period ending on the last day of the month for which the Developmental Bonus is payable.


                           SCHEDULE FOR PROGRAM MONTHS 4-12

                                            MAXIMUM DEVELOPMENTAL
PROGRAM MONTH        BONUS PERCENTAGE       BONUS                 VALIDATION CRITERIA
        4               35.0%               $1,000                $2,400
        5               30.0%                $950                 $3,400
        6               25.0%                $925                 $4,400
        7               20.0%                $875                 $5,400
        8               18.0%                $800                 $6,600
        9               16.0%                $750                 $7,800
       10               15.0%                $725                 $9,000
       11               14.0%                $700                 $10,200
       12               13.0%                $650                 $11,400



     Ia, Mn, Ut, Sd, Wi (1/97)

Program Months 13-24

If your CUMULATIVE net annualized Life & Dl production credit equals or exceeds $11,400 at the end of the 12th Program Month, you will be eligible to earn a Developmental Bonus for Program Months 13-24. If your CUMULATIVE net annualized Life/DI production credit is less than $11,400 at the end of the twelfth Program Month, you will NOT be eligible to earn any Developmental Bonus payments for Program Months 13-24. To calculate the monthly Developmental Bonus payment for Program Months 13-24, multiply your rolling-3 Life & Dl net annualized production credit by the Bonus Percentage of the corresponding Program Month. The monthly Developmental Bonus cannot exceed the amount shown in the maximum Developmental Bonus column.



SCHEDULE FOR PROGRAM MONTHS 13-24


                                         MAXIMUM DEVELOPMENTAL
   PROGRAM MONTH   BONUS PERCENTAGE      BONUS
         13            12.00%              $375
         14            10.00%              $325
         15             8.00%              $300
         16             6.00%              $300
         17             4.00%              $300
         18             4.00%              $300
         19             4.00%              $300
         20             4.00%              $300
         21             4.00%              $300
         22             4.00%              $300
         23             4.00%              $300
         24             4.00%              $300

--------------------          -----------------------------------     ---------
      Date Signed                 Career Agent Signature               Agent #



--------------------          -----------------------------------
       Date Signed                Agency Manager Signature



--------------------          -----------------------------------
       Date Signed             Authorized Representative of
                               Farm Bureau Life Insurance Company


955-105